                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     THIS FINAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE is made as of this 29th day of June 1995, by and between Olin Corporation Division (Olin) and Nuclear Metals, Inc. (NMI) (hereafter collectively referred to as, the Parties).

                              W I T N E S S E T H

     WHEREAS, disputes arose between the Parties concerning agreements entered into between them for the purchase of depleted uranium (DU) penetrators for use in kinetic energy (KE) cartridges purchased by the United States Army in FY 91/91S and FY 93, and the fact that the United States Army purchased no KE cartridges in FY 94, and with respect to the current multi-year procurement of M829A2 KE cartridges with DU penetrators and specifically disputes concerning Olin Purchase Orders 02708 and 44661 and a Negotiated Agreement between the Parties of 13 November 1991, and, with respect to certain antitrust claims made by NMI against Olin including the requirement of a letter of credit to secure NMI's performance on the anticipated M829A2 penetrator requirement; and,

     WHEREAS, there is presently pending in the United States District Court for the Middle District of Florida, Tampa Division, an action styled OLIN CORPORATION/ORDNANCE DIVISION V. NUCLEAR METALS, INC., Case No.
94-1517-CIV-T-21(c) (hereinafter, the Lawsuit), in which the Parties have filed claims and counterclaims against each other; and,

     WHEREAS, some of the claims and disputes between the Parties were asserted by the Parties against each other in the Lawsuit and certain other claims could have been asserted therein; and,

     WHEREAS, the Parties entered into a mediation on May 8 and 9, 1995 at which the Parties settled their above-stated differences and entered into a Mediated Settlement

Agreement attached hereto as Exhibit 1, and which is incorporated by reference as though fully set forth herein; and,

     WHEREAS, the Parties wish to resolve all disputes pending between them concerning the purchase of DU penetrators for KE cartridges produced or to be produced under government contracts in FY 91/91S and FY 93/94 and the current multi-year M829A2 procurement, and any disputes related thereto and related to or arising out of the acquisition of Aerojet Ordnance by Olin, including all claims or disputes which were or could have been asserted in the Lawsuit.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Mediated Settlement Agreement and below, the sufficiency of which is hereby mutually acknowledged by the Parties, the Parties agree as follows:

     1. The Parties do for themselves, any predecessors, successors or affiliated companies, and the officers, directors, employees, servants, agents, successors or assigns of those companies, jointly and severally, do hereby and by these presents and for anyone claiming by, through or under them, fully remise, release, acquit and forever discharge the other of and from any and all rights, claims, demands, damages, actions, and causes of action, of any nature whatsoever, whether arising at law or in equity, which any or all of the Parties may have had, may now have or may hereafter have against the other by reason of any matter concerning the purchase of DU penetrators for KE cartridges produced or to be produced under government contracts in FY 91/91S and FY 93/94 and the current multi-year M829A2 procurement, and any disputes related thereto and related to or arising out of the acquisition of Aerojet Ordnance by Olin, occurring prior to and including the date of this Agreement.

     And for the same consideration, without limiting in any way the generality of the above and foregoing, the Parties fully acquit, release and forever discharge each other of and from all claims, demand, damages, actions or causes of action which the Parties may now have or may have had from the beginning of time to the date of execution of this Agreement because or arising out of any matter that was raised or which could have been raised in the Lawsuit.

     And, without limiting in any way the generality of the above and foregoing release, the Parties do hereby and by these presents fully acquit, remise, release and forever discharge the other of and from all rights, claims, demands, damages, actions and causes of actions, whether arising at law or in equity, which they may now have, may have had, or which might have been made as a result of any and all goods purchased, services performed, or property leased or conveyed, including, but not limited to any right, claim, action, cause of action, suit, debt due, sum of money, account, reckoning, covenant, contract, controversy, agreement, promise, representation, restitution, damage and demand whatsoever, at law or in equity which they may have, may have had, or may hereafter have each against the other, for any beach of contract, or for breach of fiduciary duty, or for an accounting, or for specific performance, or for restitution, or for rescission, or for fraud, or for any other tort, or consequential damages, or for rights under any state or federal statute, including statutes pertaining to Federal Procurements (including false claims acts, QUI TAM actions, etc.) the Securities Act or Antitrust Laws, or for any other matter, thing, or cause of action concerning the purchase of DU penetrators for KE cartridges produced or to be produced under government contracts in FY 91/91S and FY 93/94 and the current multi-year M829A2 procurement, and any disputes related thereto and related to or arising out of the acquisition of Aerojet Ordnance by Olin.

     It is intended by the Parties to this Agreement to forever remise, acquit, waive, release and forever discharge each other of and from all claims, demands for losses, injuries and damages, rights known or unknown, direct or indirect, arising from the aforementioned matters and from any other matter occurring prior to the date of this Agreement, it being understood that all rights which the Parties or any person who claims by, through or under them may have against the other as of the date of this Agreement, shall be forever released, remised and acquitted and the Parties to this Agreement and such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly with or through any person, natural or corporate, for or upon or by reason of any act, matter, transaction, cause or thing whatsoever from the beginning of the world to the date of these presents.

     HOWEVER, NOTHING HEREIN SHALL BE DEEMED TO RELEASE, AFFECT, MODIFY OR OTHERWISE ALTER THE OBLIGATIONS OF THE PARTIES UNDER THAT CERTAIN MEDIATED SETTLEMENT AGREEMENT ENTERED BETWEEN THEM ON MAY 9, 1995.

     2. Within five (5) business days of execution of this Agreement, the Parties will, by their respective counsel, execute a Stipulation and Joint Motion for Dismissal with Prejudice of the Lawsuit and the claims and counterclaims set forth in the Lawsuit, which Stipulation for dismissal and Order is set forth in the form attached hereto as Exhibit 2 and is incorporated by reference herein.

     3. The Parties agree that the form of the Letter of Credit for the current multi-year M829A2 procurement will be substantially in the form attached hereto as Exhibit 3.

     4. This Settlement Agreement and Mutual Release and the exhibits attached hereto and incorporated by reference herein may be executed in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     5. The mutual consideration exchanged herein and this Settlement Agreement and Mutual Release (and its exhibits) is not to be considered an admission of liability on the part of any settling party, individually or collectively, but is in full settlement of disputed claims as to which liability has been and continues to be denied. This Settlement Agreement and Mutual Release, and its exhibits, shall not be admissible in evidence in any proceeding, judicial or otherwise, except as between the Parties herein and then only for the limited purpose of proving settlement of the disputed claims, and except as may be necessary to effectuate the purposes hereof.

     6. This Agreement shall be construed in accordance with Florida law. (Excluding Florida's choice of law rules). This Agreement, and all exhibits hereto, with the exception of the Letter, Subcontract referenced in the Mediated Settlement Agreement, constitute the full and complete agreement of the Parties and all prior or contemporaneous negotiations, discussions or understandings are considered fully integrated and merged herein.

OLIN CORPORATION                         NUCLEAR METALS, INC.

By: /s/ Angelo A. Catani                  By: /s/ Robert E. Quinn
    ---------------------------------         ---------------------------------
      Its Duly Authorized Officer               Its Duly Authorized Officer


ATTEST:                                  ATTEST:

By: /s/ Bradford C. Vassey                By: /s/ Thomas A. Wooters
    ---------------------------------         ---------------------------------
    Witness                                   Clerk

                                      EXHIBIT 1


                                SETTLEMENT AGREEMENT
                       OLIN CORPORATION AND NUCLEAR METALS, INC.



     Olin Corporation ("Olin") and Nuclear Metals, Inc. ("NMI") ("the Parties") agree to settle all disputes between them arising out of (1) OLIN CORPORATION VS. NUCLEAR METALS, INC., Civil Action No. 94-1517-Civ-T-21C, United States District Court of the Middle District of Florida and (2) the current M829A2 ("2") penetrator procurement as follows:

1. This settlement agreement is binding and covers material terms of the settlement. Counsel will prepare formal settlement documents incorporating these terms as soon as possible.

2. Olin will award NMI a subcontract for 40% of the penetrator requirement for the A2 prime contract, if Olin signs such a contract, subject to all usual terms and conditions and the following additional terms and conditions:

   a. Olin will provide NMI with a letter subcontract, including schedule, as soon as possible.

   b. Olin will provide a formal subcontract/purchase order within 90 days of the signing of the subcontract, which will award to NMI 40% of any penetrator requirement against A2 quantities ordered by the government for any procurement year under the multi-year contract, including options.

   c. Within no more than 90 days of the signing of the subcontract, NMI will have in place and provide Olin an irrevocable **** letter of credit from a bank with a Bankwatch "A" rating in favor of Olin to provide security against certain specified adverse events relating to NMI's performance under the A2 contract. The letter of credit will provide that Olin has the right to draw on the letter of credit if any of the conditions set forth in part "e" of this section occur.

   d. NMI will not begin work under the subcontract until the letter of credit is in place and has been provided to and approved by Olin. Olin will not unreasonably withhold approval.

   e. The specified adverse events ("triggering events") permitting Olin to draw on the letter of credit shall be limited as follows:

   **** Confidential Treatment Requested

       i. If NMI, any parent, subsidiary of affiliate, files for protection under the U.S. Bankruptcy Code, or is forced into bankruptcy by creditors, or is adjudged a bankrupt, or makes a general assignment for the benefit its creditors, or if a Receiver is appointed on account of NMI's insolvency; or

      ii. If NMI's production under the A2 contract is impeded or halted such that it cannot meet any contractually specified delivery date because of action by any governmental agency due to any environmental enforcement action, consent decree or the like.

  f. Upon the occurrence of what Olin deems a triggering event, Olin shall notify NMI in writing of its intent to draw upon the letter of credit. NMI shall have five business days to attempt to correct the triggering event or otherwise satisfy Olin that it should not draw on the letter of credit. At the end of five business days, if not satisfied by NMI's actions, Olin may draw upon the letter of credit by submitting to the bank a declaration under penalty of perjury by an officer of Olin that a triggering event has occurred.

  g. Any dispute about whether a triggering event occurred shall be resolved by arbitration after Olin has drawn on the letter of credit, as set out below.

  h. In addition to providing the letter of credit, NMI agrees to other contractual provisions in order to provide security to Olin with regard to NMI's performance, as follows:

       i. NMI will not undertake advance work unless asked. Accelerated or partial deliveries will not accepted, unless at Olin's request. Accelerated deliveries are any deliveries more than 15 days prior to the contract delivery date.

      ii. NMI will limit progress billings to deliveries per the project schedule and materials availability. There will be no advance progress billings.

     iii. NMI will not accelerate production, deliveries or billings without written permission.

      iv. NMI will provide bi-weekly status reports and a monthly
          "line of balance" chart against schedule.

       v. NMI will undertake any reasonable steps to provide Olin assurances that work is progressing appropriately and that funding is being provided only for completed work or for work in process according to schedule.

3. The parties will settle all disputes relating to the lawsuit, as follows:

   a. The pending lawsuit between the parties, Olin Corporation vs. Nuclear Metals, Inc., Civil Action No. 94-1517-Civ-T-21C, and all claims and counter-claims therein, will be dismissed with prejudice, each side to bear its own costs and attorneys' fees. The parties will execute appropriate releases relating to the subject matter of the claims and counterclaims in suit.

   b. Olin and NMI will undertake appropriate joint and/or parallel efforts to sell the 900 penetrators produced by NMI during the 900 contract at issue in the lawsuit, but not sold to the Army. All proceeds from the sale of such penetrators shall be divided 66.7% to NMI and 33.3% to Olin, until such time as Olin shall have received $951,000, after which NMI shall retain 100% of the proceeds.

   c. Olin will provide additional compensation to NMI under the 900 contract at issue in the lawsuit, as follows:

        i. Upon the completion of the first year of the A2 subcontract, as provided for below, and at the end of each of the following three years thereafter, Olin shall accrue a liability to NMI for $100,00, such that Olin's total liability to NMI on the fourth anniversary of the signing of the A2 contract shall be $400,000.

       ii. Providing that no triggering event has taken place, as set out above, Olin shall pay NMI the accrued $400,000 upon completion of the A2 subcontract (approximately 4 years), payable as part of the final NMI invoice for work performed. If the A2 subcontract is completed prior to the planned four years, Olin shall pay upon completion an amount of the $400,000 equal to a total prorated accrual to the date of completion, and shall pay any balance of the $400,000 upon the date it later accrues under this agreement. For example, if the contract is completed at the end of three and a half years, $350,000 shall be paid upon completion and an additional $50,000 paid at the end of the fourth year.

      iii. If a triggering event has taken place, Olin will retain all of part of the $400,000.

4. Except as specifically provided herein, disputes between the parties relating to the A2 subcontract shall, after its signing, be resolved according to terms set out therein. Arbitration will be used as follows with regard to certain specified disputes:

   a. In the event of a disagreement between the parties prior to the signing of the A2 subcontract with regard to any term of this agreement, the formal settlement documents or any term of the A2 subcontract, the formal settlement documents or any term of the A2 subcontract, the disagreement will be resolved through mediation by Jonathan Marks or, failing agreement, through binding arbitration by Mr. Marks under procedures that he shall determine in his sole discretion.

   b. In the event of a disagreement over whether a triggering event occurred justifying drawing the letter of credit, the matter shall be resolved through binding arbitration by Mr. Marks under procedures that he shall determine in his sole discretion, except that the arbitration shall begin within 5 business days after the draw down of the letter of credit and be resolved within 10 business days.

   c. Any arbitration decision under this agreement shall be enforceable in a court of general jurisdiction.

   d. If Mr. Marks is not available the parties shall agree on a substitute from a J*A*M*S/ENDISPUTE panel and, failing agreement, JAMS/ENDISPUTE shall appoint an arbitrator.


   ---------------------------------     ---------------------------------
   For Olin                              For NMI

   ---------------------------------     ---------------------------------
   Date                                  Date

                              EXHIBIT 2


                    UNITED STATES DISTRICT COURT
                     MIDDLE DISTRICT OF FLORIDA
                            TAMPA DIVISION


OLIN CORPORATION/ORDNANCE          :
DIVISION, a Virginia Corporation,  :


   Plaintiff,

vs.                                 :    CASE NO. 94-1517-CIV-T-21 (c)

NUCLEAR METALS, INC.,               :
   a Massachusetts Corporation,     :

   Defendant.                       :
____________________________________:


           STIPULATION AND JOINT MOTION FOR DISMISSAL WITH PREJUDICE

     Plaintiff, Olin Corporation/Ordnance Division, and Defendant, Nuclear Metals, Inc., by and through their undersigned counsel, hereby stipulate to the dismissal of the Complaint, Counterclaim and causes of action herein, with prejudice, each party to bear its own costs and attorneys' fees, and jointly move the Court to enter an Order in substantially the form attached hereto as Exhibit A to that effect.

Dated this _____ day of May, 1995.

                                       ________________________________________
                                       JOHN S. VENTO, ESQUIRE
                                       Florida Bar No. 329381
                                       TRENAM, KEMKER, SCHARF, BARKIN,
                                       FRYE, O'NEILL & MULLIS, P.A.
                                       Suite 2700, Barnett Plaza
                                       Post Office Box 1102
                                       Tampa, Florida  33601
                                       (813) 223-7474
                                       (813) 229-6553

                                             -and-

                                       BRADFORD C. VASSEY, ESQUIRE
                                       Florida Bar No. 845061
                                       Associate Counsel
                                       OLIN CORPORATION/ORDNANCE DIVISION
                                       10101 NINTH STREET NORTH
                                       St Petersburg, Florida 33716
                                       (813) 578-8781
                                       (813) 578-8795

                                       Attorneys for Plaintiff,
                                       OLIN CORPORATION/ORDNANCE DIVISION

                                             -and-


                                       ________________________________________
                                       PHILIP M. CRONIN, ESQUIRE, K
                                       BBO #106060
                                       THOMAS FRISARDI, ESQUIRE
                                       BBO #662479
                                       CHANTAL M. HEALEY, ESQUIRE
                                       BBO #556766
                                       PEABODY & ARNOLD
                                       50 Rowes Wharf
                                       Boston, Massachusetts 02110
                                       (617) 951-2100

                                       Attorneys for Defendant,
                                       Nuclear Metals, Inc.

                                    EXHIBIT A

                           UNITED STATES DISTRICT COURT
                            MIDDLE DISTRICT OF FLORIDA
                                  TAMPA DIVISION


OLIN CORPORATION/ORDNANCE         :
DIVISION, a Virginia Corporation,
                                  :
    Plaintiff,
                                  :
vs.                                    CASE NO. 94-1517-CIV-T-21 (c)
                                  :
NUCLEAR METALS, INC.,
    a Massachusetts Corporation,  :

                                  :
    Defendant.
_________________________________ :


                      ORDER OF DISMISSAL WITH PREJUDICE

     THIS CAUSE having come before the court on the parties' Stipulation and Joint Motion for Dismissal with Prejudice and the Court having reviewed the said Stipulation and Motion and being otherwise fully advised in the premises, it is thereupon
     ORDERED AND ADJUDGED that:
     The Stipulation is approved, the Motion is granted and the Complaint, Counterclaim and all causes of action herein shall be and hereby are dismissed, with prejudice, each party to bear its own costs and attorneys' fees.

     DONE AND ORDERED in Chambers at Tampa, Hillsborough County, Florida, this ________ day of ____________, 1995.




                                       _______________________________________
                                       RALPH W. NIMMONS, JR.
                                       UNITED STATES DISTRICT JUDGE




Copies furnished to:

John S. Vento, Esquire
P.O. Box 1102
Tampa, Florida 33601-1102

Thomas Frisardi, Esquire
50 Rowes Wharf
Boston, MA 02110

                                  EXHIBIT 3

                                 DRAFT FORM
                              LETTER OF CREDIT


     We hereby establish in your favor for up to a maximum of **** our irrevocable standby Letter of Credit Number ____________ (Credit) by order and for the account of Nuclear Metals, Inc. ("NMI").

     The Credit is available only against presentation of the following documents:

     1. A written statement purportedly signed under penalty of perjury by an officer of Olin Corporation ("Olin"), that any one of the following events has occurred:

        a. NMI, or any parent, subsidiary or affiliate, has filed for protection under the U.S. Bankruptcy Code; or has been forced into bankruptcy by creditors; or has been adjudged a bankrupt; or has made a general assignment for the benefit of its creditors; or that a receiver has been appointed on account of NMI's insolvency;

           or

        b. NMI's production under the NMI/Olin Contract identified as Subcontract No. ___, dated________ has been impeded or halted such that it has not met a contractually specific delivery date because of action by any governmental agency due to any environmental enforcement action, consent decree or the like, and that NMI has not corrected the failure and made the delivery within five (5) business days thereof.

     2. A copy of a letter purportedly signed by an officer of Olin Corporation and delivered to NMI at least five days prior to any draw under this Letter of Credit and detailing all obligations which NMI has failed to perform under the above referenced contract.

     We hereby engage with you that all drafts drawn under and in strict compliance with the terms and conditions of these Credit shall be duly honored by us. This original letter must accompany all drafts here under. This Credit shall remain valid until you notify us that the above referenced contract has been fully performed.

     This irrevocable standby Letter of Credit is subject to Article 5 of the Uniform Commercial Code, as incorporated into the laws of [state to be specified by bank].

**** Confidential Treatment Requested